UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SENECA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Seneca Biopharma, Inc. Announces Adjournment of Annual Meeting of Stockholders

Limited to the following proposals:

•	Proposal 3 – To ratify the filing and effectiveness of the amendment to the Company’s amended and restated certificate of incorporation that was filed with the Secretary of State of the State of Delaware on July 10, 2019, and the effectiveness of the 1-for-20 reverse stock split effected thereby on July 17, 2019;

•	Proposal 4 – To approve an amendment to the Company’s amended and restated certificate of incorporation to authorize the Board of Directors of the Company to effect a reverse split of the Company’s issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-25, with the Board having the discretion as to whether or not the reverse stock split is to be effected at any time prior to the first anniversary date of the Annual Meeting, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its sole discretion; and

•	Proposal 7 – To approve the Seneca Biopharma 2020 Equity Incentive Plan and the conditional grants made thereunder to date

Scheduled to Reconvene September 4, 2020, 2:00 pm Eastern Time

GERMANTOWN, Md., August 7, 2020 -- Seneca Biopharma, Inc. (Nasdaq: SNCA), a biopharmaceutical company focused on developing novel treatments for diseases of high unmet medical need, announced that its 2020 Annual Meeting of Stockholders that convened on August 7, 2020 has been adjourned until September 4, 2020 at 2:00 p.m. Eastern Time in order to solicit additional proxies for Proposal 3, Proposal 4, and Proposal 7 as described above. Proposals 1, 2, 5, and 6 are completed and no further voting is necessary. The adjourned meeting will be a completely “virtual” meeting of stockholders, and stockholders will be able to listen and participate in the virtual annual meeting as well as vote during the live webcast of the meeting by visiting https://web.lumiagm.com/273873368 (Please see instructions below).

At the Annual Meeting, only 67.90% of outstanding shares participated in the meeting. This is significantly less participation than the 2019 Annual Meeting where approximately 80.5% of shares were represented. The Board believes this may be as a result of COVID-19 and inclement weather on the eastern coast of the United States. Accordingly, the Board determined that reconvening the 2020 Annual Meeting until September 4, 2020 was in the best interests of the Company and its shareholders.

The Board of Directors believes approval of Proposal 3 is in the best interests of the Company and its stockholders because there may be some uncertainty as to the effectiveness of the vote obtained at the 2019 Annual Meeting, and ratifying the filing and effectiveness of the amendment to our certificate of incorporation which effected the 1-for-20 reverse stock split and the effectiveness of 1-for-20 reverse stock split itself, pursuant to Section 204 of the DGCL to eliminate any uncertainty regarding their effectiveness. Proposal 3 is described in more detail in the Company’s proxy statement dated June 24, 2020, furnished to stockholders in connection with the 2020 Annual Meeting.

We have seen significant stockholder support for Proposal 3. At the time of the meeting, approximately 68.18% of the shares that had been voted on Proposal 3 were voted in its favor. However, the favorable votes were less than the absolute majority of all outstanding shares, which is required for approval of this proposal.

The Board of Directors believes approval of Proposal 4 is in the best interests of the Company and its stockholders because the Board believes that a reverse stock split, at the discretion of the Board could (i) improve the marketability and liquidity of the Company’s common stock and (2) the Company may need to effect a reverse stock split in order to comply with Nasdaq Listing Rule 550(a)(2), as the Company’s minimum bird price was below $1.00 for thirty (30) consecutive business days pursuant to a letter received from The Nasdaq Stock Market on March 10, 2020. The Company has until December 10, 2020 to regain compliance through the Company’s common stock having a closing bid price meeting or exceeding $1.00 per share for ten consecutive business days.

We have seen significant stockholder support for Proposal 4. At the time of the meeting, approximately 57.18% of the shares that had been voted on Proposal 4 were voted in its favor. However, the favorable votes were less than the absolute majority of all outstanding shares, which is required for approval of this proposal.

The Board of Directors believes approval of Proposal 7 is in the best interests of the Company and its stockholders in order for the Company to attract and retain qualified personnel.

We have seen significant stockholder support for Proposal 7. At the time of the meeting, approximately 43.15% of the shares that had been voted on Proposal 7 were voted in its favor. However, the favorable votes were less than the majority of shares present or represented by proxy at the Annual Meeting, which is required for approval of this proposal.

The Company encourages any stockholder that has not yet voted its shares on Proposals 3, 4, or 7, or is uncertain if their shares have been voted on any of the foregoing Proposals to contact their broker or bank. The Board of Directors and management respectfully request stockholders as of the record date, June 19, 2020, to please vote their proxies as soon as possible, but no later than September 3, 2020 at 11:59 p.m. (Eastern Time). Stockholders who have previously submitted their proxy or otherwise voted for the annual meeting and who do not want to change their vote need not take any action. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact the Company’s proxy advisory group at mcarlson@allianceadvisors.com, (866) 619-8915.

INSTRUCTIONS TO VOTE

As described in the proxy statement, a stockholder may use one of the following simple methods to vote before the September 4, 2020 adjourned meeting with respect to Proposals 3, 4, and 7:

•	Instructions to Registered Owners of Shares

If your shares are registered in your name, then you should have received a proxy card and voting instructions with proxy materials from American Stock Transfer & Trust Company, LLC (“AST”).  If you wish to attend the Annual Meeting, go to https://web.lumiagm.com/273873368 and input the 11-digit control number found on your card previously received.  The password for the meeting is seneca2020.

•	Instructions to Beneficial Owners of Shares Registered in the Name of a Broker or Bank

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares you should have received a proxy card and voting instructions with proxy materials from that organization rather than directly from AST.

If you wish to virtually attend the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting.  Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your broker, bank or other agent to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to AST.  Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730.  Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on August 27, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials. To attend the Annual Meeting, go to https://web.lumiagm.com/273873368  and input the 11-digit control number you received from AST.  The password for the meeting is seneca2020.

Virtual Meeting and Technical Support for accessing and participating in the virtual meeting are available at https://go.lumiglobal.com/faq. You may begin to log into the meeting website at 1:00 p.m., Eastern Time.

About Seneca Biopharma, Inc.

Seneca Biopharma, Inc., is a clinical-stage biopharmaceutical company developing novel treatments for diseases of high unmet medical need. The Company is in the process of transforming the organization through the acquisition or in-licensing of new science and technologies, to develop with the goal of providing meaningful therapies for patients.

NSI-566 is a stem cell therapy being tested for treatment of paralysis in stroke, ALS, and chronic spinal cord injury (cSCI).

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Seneca's periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Hibiscus Bioventures
josh@hibiscusbio.com